10.24

MARGIN AGREEMENT

This MARGIN AGREEMENT (this “Agreement”) is made and entered into as of the 20th day of November, 2013, by and among Photronics, Inc., a Connecticut corporation (“Photronics”), Dai Nippon Printing Co., Ltd., a Japanese corporation (“DNP”), and Photronics Semiconductor Mask Corp. (the “Company”), a company limited by shares organized and formed under the Company Act of the Republic of China. Photronics, DNP and the Company are sometimes individually referred to herein as a “Party” and collectively as the “Parties.”

ARTICLE 1.

BACKGROUND

Photronics and DNP wish to participate in a joint venture either directly or indirectly through their respective Affiliates as Shareholders in the Company, and to carry on the Business (as defined below) through the Company. The Parties are engaged, among other things, in the design, development, fabrication and sale of advanced integrated circuit photomasks (the “Business”). In connection with the formation of the joint venture, Photronics and DNP have entered into a Joint Venture Operating Agreement (the “JV Operating Agreement”) dated as of the 20th day of November, 2013. In connection with the JV Operating Agreement, the Parties have agreed to allocate the certain net sales on certain sales of the Business pursuant to the terms and conditions set forth herein.

ARTICLE 2.

INTERPRETATION

2.1	Defined Terms

Unless otherwise defined in this Agreement, terms defined in the JV Operating Agreement shall have the same meanings when used in this Agreement.

For purposes of this Agreement the following capitalized words shall have the following meanings:

“Effective Date” means the date of the completion of the merger contemplated under the Merger Agreement.

“JV Territory” means the territory *.

“Modeled Capacity” means the projected Company * of the Products (as defined in Schedule B) under *.

“Stabilization Period” means the shipment by the Company of *.

Incorporation by Reference

Section 5.16 (Non-Disclosure) and Article 12 (Miscellaneous) of the JV Operating Agreement is hereby incorporated by reference into and form an integral part of this Agreement, mutatis mutandis.

ARTICLE 3.

ALLOCATION OF NET SALES

3.1	Allocation of Net Sales During the Initial Allocation Period

Commencing on the Effective Date and continuing for the period ending on the * anniversary of the Effective Date (such period, the “Initial Allocation Period”), DNP hereby agrees to accept and the Company hereby agrees to pay to DNP an amount equal to: *.

3.2	Payments

The Company shall make all payments required hereunder 180 days from the shipment of the applicable Products delivered. All payments under this Section 3.2 shall be made in U.S. Dollars or other currency agreed by DNP and the Company, by wire transfer to the account identified by DNP, from time-to-time.

3.3	Outsourcing Agreement

Any Products manufactured by DNP * for sale in the * for which net sales is allocated * shall apply toward the * Photronics and DNP set forth in the Outsourcing Agreement dated as of the date hereof (the “Outsourcing Agreement”), among Photronics, DNP and the Company.

ARTICLE 4.

OPERATIONS

4.1	EBM 8000 Priority

In order to support the transfer of the * from * to the Company, the Company will allocate * EBM 8000 photomask writer and the support equipment that the Company deems necessary, appropriate or advisable to * Products in * that * manufactures Products in * provided however that * will not affect capacity on the EBM 8000.

4.2	Transfer of the Products to the Company

DNP hereby agrees that DNP shall * specific resources required * for the manufacture of the * until the end of the Stabilization Period.

4.3	Tool Acceptance

In the event that the tool acceptance for the EBM 8000 photomask writer has not been completed within * from the arrival thereof at the Company, after such * period and until the tool acceptance thereof is completed, * will be first offered the *, but if * chooses not to * shall provide Photronics * prior written notice, then Photronics will * at the * and *; provided however that DNP may choose *.

4.4	Sustained Capacity

After the Stabilization Period, the Company will make *. However, after the Stabilization Period and prior to the *, if demand for the Products exceeds * meet the production demand, then such * will be covered under the *, and will not be subject to *; provided however that * will be * the opportunity to *, but if * such Products, *. Notwithstanding the above, after the Stabilization Period and *, in case the * for the Modeled Capacity is not considered * will be first offered the opportunity to * in accordance with Section 3.1 hereof, but if * shall provide * prior written notice, then * by the Company and *; provided however that *.

4.5	Reports

The Company shall provide regular operating reports to Photronics and DNP, which reports shall include, without limitation, the capacity utilization of the facility for Products.

ARTICLE 5.

TERM AND TERMINATION

5.1	Term

This Agreement shall become effective on the Effective Date and shall continue to be in full force and effect until the end of the Initial Allocation Period.

5.2	Termination for Cause

A Party shall have the right to terminate its obligations under this Agreement if the other Party materially breaches this Agreement and fails to cure such breach within thirty (30) days after its receipt of written notice of the breach specifying such default.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

PHOTRONICS, INC.

By:

Name: Constantine Macricostas

Title: Chairman and Chief Executive Officer

DAI NIPPON PRINTING CO., LTD.

By:

Name: Koichi Takanami

Title: Executive Vice President

PHOTRONICS SEMICONDUCTOR MASK CORP.

By:
Name:
Title:

Margin Agreement Signature Page

Schedule A

*

●  Schedule B

Modeled Capacity

*

*
*
*